Exhibit 10.16

Ginkgo BioWorks, Inc.

Restricted Stock Unit Agreement

Granted Under 2014 Stock Incentive Plan

1. Grant of Restricted Stock Units.

(a) This agreement (the “Agreement”) evidences the grant by Ginkgo BioWorks, Inc., a Delaware corporation (the “Company”), on                 , 20     (the “Grant Date”) to                     , an [employee/consultant/director] of the Company (the “Participant”), of an award of                      restricted stock units (“Restricted Stock Units” or “RSUs”) on the terms provided herein and in the Company’s 2014 Stock Incentive Plan (the “Plan”). Each vested Restricted Stock Unit represents the right to receive one share (“Share”) of common stock, $0.01 par value per share, of the Company (“Common Stock”). Unless earlier terminated, the RSUs shall expire and be forfeited at 5:00 p.m., Eastern time, on                 , 20     (the “Expiration Date”).1

(b) Except as otherwise indicated by the context, the term “Participant”, as used in this Agreement, shall be deemed to include any person who acquires the right to the RSUs validly under their terms.

2. Vesting Schedule.

Subject to Section 4 and Section 5 of this Agreement, the RSUs will become non-forfeitable (“vest”) upon the satisfaction of both an event condition (the “Event Condition”) and a service condition (the “Service Condition”) on or before the Expiration Date. The Event Condition will be satisfied on the first to occur of (i) a Change in Control (as defined below) or (ii) the earlier of (x) the date six months after the closing of the sale of shares of Common Stock in an underwritten public offering pursuant to an effective registration statement under the Securities Act of 1933, as amended (the “Securities Act”) (a “Public Offering”) or (y) March 15 of the calendar year following the effective date of a Public Offering (the “March 15th Date”). The Service Condition will be satisfied as to 25% of the original number of RSUs on the first anniversary of the Vesting Commencement Date (as defined below) and (A) prior to the effective date of a Public Offering, as to an additional 1/48th of the original number of RSUs on the corresponding day of each month following the first anniversary of the Vesting Commencement Date (and if there is no corresponding day, the last day of the month) until the fourth anniversary of the Vesting Commencement Date and (B) on and after the effective date of a Public Offering, as to an additional 1/16th of the original number of RSUs on the last day of each calendar quarter following the first anniversary of the Vesting Commencement Date until the fourth anniversary of the Vesting Commencement Date; provided, however, that with respect to the calendar quarter in which the effective date of the Public Offering occurs, the number of RSUs that vest pursuant to clause (B) shall be reduced by the number of RSUs that previously vested during any month occurring in such calendar quarter pursuant to clause (A). For purposes of this Agreement, “Vesting Commencement Date” shall mean                 , 20    .2

[1]	Note: Insert the date that is seven years from the date of grant.
[2]

The Vesting Commencement Date for new grantees is typically the date services begin. The Vesting Commencement Date for existing participants (e.g., who are receiving a subsequent grant of RSUs) is typically the date the RSU is granted.

For purposes of this Agreement, “Change in Control” means (i) a merger or consolidation of the Company with or into any other corporation or other entity or person, (ii) a sale, lease, exchange or other transfer in one transaction or a series of related transactions of all or substantially all of the Company’s assets, or (iii) any other transaction, including the sale by the Company of new shares of its capital stock or a transfer of existing shares of capital stock of the Company, the result of which is that a third party that is not an affiliate of the Company or its stockholders (or a group of third parties not affiliated with the Company or its stockholders) immediately prior to such transaction acquires or holds capital stock of the Company representing a majority of the Company’s outstanding voting power immediately following such transaction; provided that the following events shall not constitute a “Change in Control”: (A) a transaction (other than a sale of all or substantially all of the Company’s assets) in which the holders of the voting securities of the Company immediately prior to the merger or consolidation hold, directly or indirectly, at least a majority of the voting securities in the successor corporation or its parent immediately after the merger or consolidation; (B) a sale, lease, exchange or other transaction in one transaction or a series of related transactions of all or substantially all of the Company’s assets to an affiliate of the Company; (C) an initial public offering of any of the Company’s securities; (D) a reincorporation of the Company solely to change its jurisdiction; or (E) a transaction undertaken for the primary purpose of creating a holding company that will be owned in substantially the same proportion by the persons who held the Company’s securities immediately before such transaction.

3. Issuance of Common Stock Upon Vesting.

(a) As soon as administratively practicable following the vesting of any Restricted Stock Units pursuant to Section 2 of this Agreement, but in no event later than (i) 30 days after the applicable vesting date, or (ii) the March 15th Date if the RSUs vest as a result of an Event Condition that is a Public Offering, the Company shall deliver to Participant (or Participant’s permitted transferee, if applicable) a number of Shares (either by delivering one or more certificates for such shares or by entering such shares in book entry form, as determined by the Company in its sole discretion) equal to the number of RSUs subject to this award that vest on the applicable vesting date, unless such RSUs terminate prior to the given vesting date pursuant to Section 5 of this Agreement; provided, however, that if the RSUs vest as a result of an Event Condition that is a Change in Control, the Company may delay settlement of the RSUs in the same manner in which payment of the consideration payable to the stockholders of the Company may be delayed in connection with the Change in Control and in all events in compliance with Section 409A of the Code.

(b) As set forth in Section 10(e) of the Plan, the Company shall have the authority and the right to deduct or withhold, or to require Participant to remit to the Company, an amount sufficient to satisfy all applicable federal, state and local taxes required by law to be withheld with respect to any taxable event arising in connection with the Restricted Stock Units, including instructing a broker on Participant’s behalf to sell shares of Common Stock otherwise issuable to Participant upon vesting of the RSUs and submit the proceeds of such sale to the Company. The Company shall not be obligated to deliver any new certificate representing Shares to Participant or Participant’s legal representative or enter such share of Common Stock in book entry form unless and until Participant or Participant’s legal representative shall have paid or otherwise satisfied in full the amount of all federal, state and local taxes applicable to the taxable income of Participant resulting from the vesting of the Restricted Stock Units or the issuance of Shares.

(c) Notwithstanding anything in this Agreement to the contrary, the Company may accelerate the vesting of any or all of the RSUs and may settle any or all of the RSUs in cash instead of Shares. If an RSU is paid in cash, the amount of cash paid with respect to the RSU will equal the Fair Market Value of a Share on the day immediately preceding the payment date.

4. Continuous Relationship with the Company Required.

Except as otherwise provided in this Agreement, the RSUs shall not vest unless the Participant, on the applicable vesting date, is, and has been at all times since the Grant Date, an employee, officer or director of, or consultant or advisor to, the Company or any other entity the employees, officers, directors, consultants, or advisors of which are eligible to receive grants under the Plan (an “Eligible Participant”).

5. Termination of Relationship with the Company.

(a) Except as provided in subsection (b) below, if the Participant ceases to be an Eligible Participant for any reason, all Restricted Stock Units which have not vested prior to or in connection with such cessation will thereupon automatically be forfeited, terminated and cancelled as of the applicable cessation date without payment of any consideration by the Company, and Participant, or Participant’s beneficiary or personal representative, as the case may be, shall have no further rights hereunder. No portion of the RSUs which has not become vested as of the date on which Participant ceases to be an Eligible Participant shall thereafter become vested.

(b) Notwithstanding subsection (a) above, if the Participant ceases to be an Eligible Participant for any reason prior to the occurrence of the Event Condition after the Grant Date, then all RSUs for which the service condition as set forth in Section 2 of this Agreement has been satisfied shall vest upon the subsequent occurrence of the Event Condition if the Event Condition occurs prior to the Expiration Date.

6. Unsecured Obligation to RSUs.

Unless and until the RSUs have vested in the manner set forth in Section 2 of this Agreement, Participant will have no right to receive Common Stock, or other payment, in respect of such RSUs. Prior to actual payment of any vested RSUs, such RSUs will represent an unsecured obligation of the Company, payable (if at all) only from the general assets of the Company.

7. Agreement in Connection with Initial Public Offering.

The Participant agrees, in connection with the initial Public Offering, (i) not to (a) offer, pledge, announce the intention to sell, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, or otherwise transfer or dispose of, directly or indirectly, any shares of Common Stock or any other securities of the Company or (b) enter into any swap or other agreement that transfers, in whole or in part, any of the economic consequences of ownership of shares of Common Stock or other securities of the Company, whether any transaction described in clause (a) or (b) is to be settled by delivery of securities, in cash or otherwise, during the period beginning on the date of the filing of such registration statement with the Securities and Exchange Commission and ending 180 days after the date of the final prospectus relating to the offering (plus up to an additional 34 days to the extent requested by the managing underwriters for such offering in order to address FINRA Rule 2711(f)(4) or NYSE Rule 472(f)(4) or any similar successor provision), and (ii) to execute any agreement reflecting clause (i) above as may be requested by the Company or the managing underwriters at the time of such offering. The Company may impose stop-transfer instructions with respect to the shares of Common Stock or other securities subject to the foregoing restriction until the end of the “lock-up” period.

8. Withholding.

No Shares will be issued pursuant to the settlement of the RSUs unless and until the Participant pays to the Company, or makes provision satisfactory to the Company for payment of, any federal, state or local withholding taxes required by law to be withheld in respect of the RSUs.

9. Transfer Restrictions.

(a) The RSUs may not be sold, assigned, transferred, pledged or otherwise encumbered by the Participant, either voluntarily or by operation of law, except by will or the laws of descent and distribution, and, during the lifetime of the Participant, this award shall be exercisable only by the Participant.

(b) The Participant agrees that he or she will not transfer any Shares issued pursuant to the settlement of the RSUs unless the transferee, as a condition to such transfer, delivers to the Company a written instrument confirming that such transferee shall be bound by all of the terms and conditions of Section 7 until the completion of the lock-up period in connection with the Company’s initial Public Offering.

10. Provisions of the Plan.

This award is subject to the provisions of the Plan (including the provisions relating to amendments to the Plan), a copy of which is furnished to the Participant with this award. In the event of a conflict between the provisions of the Plan and this Agreement, the provisions of the Plan shall control.

- Signature Pages Follow -

IN WITNESS WHEREOF, the Company has caused this award to be executed under its corporate seal by its duly authorized officer. This award shall take effect as a sealed instrument.

GINKGO BIOWORKS, INC.

By:

Name:
Title:

PARTICIPANT’S ACCEPTANCE

The undersigned hereby accepts the foregoing award and agrees to the terms and conditions thereof. The undersigned hereby acknowledges receipt of a copy of the Company’s 2014 Stock Incentive Plan.

PARTICIPANT:

Address: